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As filed with the Securities and Exchange Commission on August 18, 2003                        Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Amylin Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	33-0266089 (I.R.S. Employer Identification No.)

9373 Towne Centre Drive
San Diego, California 92121
(Address of principal executive offices)

Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan
Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan
(Full title of the plans)

Joseph C. Cook, Jr.
Chairman of the Board and Chief Executive Officer
Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, California 92121
(858) 552-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Thomas A. Coll, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858)-550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share(1)	7,500,000 shares	$22.89(2)	$171,675,000(2)	$13,889

(1)
Options granted under the 2003 Non-Employee Directors' Stock Option Plan (the "2003 Plan") will be issued under the 2001 Equity Incentive Plan (the "2001 Plan"), and all shares of Common Stock issuable upon exercise of options granted pursuant to the 2003 Plan will be issued out of the shares reserved for issuance under the 2001 Plan. This Registrant Statement shall cover a 7,500,000 share increase in the number of shares of Common Stock available for issuance under the 2001 Plan, some of which shares may be issued upon exercise of options granted pursuant to the 2003 Plan. This Registration Statement shall also cover any additional shares of Common Stock which will become issuable under the 2001 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of Amylin Pharmaceuticals, Inc. (the "Registrant").

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on August 11, 2003, as reported on the Nasdaq National Market.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein:

        (a)   The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed on March 31, 2003, including information incorporated by reference therein from the Registrant's Definitive Proxy Statement for its 2003 Annual Meeting of Stockholders.

        (b)   The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003, which were filed on May 15, 2003 and August 14, 2003, respectively.

        (c)   The Registrant's Current Reports on Form 8-K filed with the SEC on January 17, 2003, June 17, 2003, June 18, 2003 and July 18, 2003.

        (d)   The description of the Registrant's common stock set forth in the Registrant's registration statement on Form 8-A, filed with the SEC on November 27, 1991, including any amendments or reports filed for the purpose of updating this information.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.    Description of Securities.

        The description of the Registrant's common stock set forth in the Registrant's registration statement on Form 8-A, filed with the SEC on November 27, 1991, including any amendments or reports filed for the purpose of updating this information is incorporated by reference herein.

Item 5.    Interest of Named Experts and Counsel.

        None.

Item 6.    Indemnification of Directors and Officers.

        As permitted by Delaware law, the Registrant's amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the duty of loyalty to the Registrant or to the Registrant's stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        The Registrant's amended and restated certificate of incorporation further provides that the Registrant must indemnify the Registrant's directors to the fullest extent permitted by Delaware law. In addition, the Registrant's amended and restated bylaws provide that:

  •
  the Registrant is required to indemnify the Registrant's directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

  •
  the Registrant may indemnify the Registrant's other employees and agents to the extent that the Registrant indemnifies the Registrant's officers and directors, unless otherwise prohibited by law, the Registrant's amended and restated certificate of incorporation, the Registrant's amended and restated bylaws or agreements;

  •
  the Registrant is required to advance expenses to the Registrant's directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

  •
  the rights conferred in the amended and restated bylaws are not exclusive.

        The Registrant has entered into indemnification agreements with each of the Registrant's directors and certain officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the Registrant's request. The Registrant believes that the Registrant's charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.    Exemption from Registration Claimed.

        Not Applicable.

Item 8.    Exhibits.

Exhibit Number
4.1	Registrant's Amended and Restated Certificate of Incorporation. (1)
4.2	Registrant's Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Registrant's Amended and Restated Bylaws. (3)
4.4	Specimen Common Stock Certificate. (1)
4.5	Certificate of Designation of Series A Junior Participating Preferred Stock. (4)
4.6	Rights Agreement dated June 17, 2002, between the Registrant and American Stock Transfer & Trust Company. (4)
4.7	First Amendment to Rights Agreement dated December 13, 2002, between the Registrant and American Stock Transfer & Trust Company. (5)
4.8	Form of Rights Certificate. (4)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.
99.1	Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan, as amended.
99.2	Form of Stock Option Agreement under the Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan. (6)
99.3	Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan.
99.4	Form of Stock Option Agreement under the Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan.

(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(3)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

(4)
Filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 18, 2002, or amendments thereto and incorporated herein by reference.

(5)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(6)
Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-61660) or amendments thereto, and incorporated herein by reference.

Item 9.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2)   That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

        (4)   That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 18, 2003.

AMYLIN PHARMACEUTICALS, INC.
By:	/s/ MARK G. FOLETTA Mark G. Foletta Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Joseph C. Cook, Jr. and Mark G. Foletta, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH C. COOK, JR. Joseph C. Cook, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 18, 2003
/s/ MARK G. FOLETTA Mark G. Foletta	Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 18, 2003
/s/ VAUGHN D. BRYSON Vaughn D. Bryson	Director	August 18, 2003
/s/ GINGER L. GRAHAM Ginger L. Graham	Director	August 18, 2003
/s/ HOWARD E. GREENE, JR. Howard E. Greene, Jr.	Director	August 18, 2003
/s/ TERRANCE H. GREGG Terrance H. Gregg	Director	August 18, 2003
/s/ JAY S. SKYLER, M.D. Jay S. Skyler, M.D.	Director	August 18, 2003
/s/ THOMAS R. TESTMAN Thomas R. Testman	Director	August 18, 2003
/s/ JAMES N. WILSON James N. Wilson	Director	August 18, 2003

EXHIBIT INDEX

Item 8.    Exhibits.

Exhibit Number
4.1	Registrant's Amended and Restated Certificate of Incorporation. (1)
4.2	Registrant's Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Registrant's Amended and Restated Bylaws. (3)
4.4	Specimen Common Stock Certificate. (1)
4.5	Certificate of Designation of Series A Junior Participating Preferred Stock. (4)
4.6	Rights Agreement dated June 17, 2002, between the Registrant and American Stock Transfer & Trust Company. (4)
4.7	First Amendment to Rights Agreement dated December 13, 2002, between the Registrant and American Stock Transfer & Trust Company. (5)
4.8	Form of Rights Certificate. (4)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.
99.1	Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan, as amended.
99.2	Form of Stock Option Agreement under the Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan. (6)
99.3	Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan.
99.4	Form of Stock Option Agreement under the Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan.

(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(3)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

(4)
Filed as an exhibit to the Registrant's Current Report on Form 8-K dated June 18, 2002, or amendments thereto and incorporated herein by reference.

(5)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(6)
Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-61660) or amendments thereto, and incorporated herein by reference.

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interest of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX